EXHIBIT 21





                           SCHEDULE OF SUBSIDIARIES



                                           State of         Percent of Voting
            Name                        Incorporation        Securities Owned
            ----                        -------------       -----------------

Jacobson Stores Realty Company             Michigan                100%

Jacobson Credit Corp.                      Michigan                100%



          Each subsidiary does business under its own corporate name.